SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is dated as of the 9th day of April, 2014.

AMONG:

northern vine canada inc., a corporation incorporated under the laws of British Columbia, Canada, and having an office at Suite 1000 - 355 Burrard Street, Vancouver, BC V6C 2G8

("NVCI")

AND:

EXPERION biotechnologies inc., a corporation incorporated under the laws of British Columbia, Canada, and having an office at 105 - 33425 Maclure Road, Abbotsford, BC V2S 6V5

("EBI")

WHEREAS:

A.	NVCI wishes to sell to EBI and EBI wishes to purchase from NVCI 6,275 common shares of NVCI in exchange for 125 Class "A" voting common shares of EBI and 2,375 Class "B" non-voting common shares of EBI (the "Share Exchange"); and

B.	NVCI and EBI wish to complete the Share Exchange on the terms and conditions set out in this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree with one another as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. Where used in this Agreement, each of the following words and terms have the meaning ascribed to them below:

(a)	"Affiliate" has the meaning specified in the BCBCA;

(b)	"Agreement" means this share exchange agreement and all instruments supplemental to or in amendment or confirmation of this share exchange agreement;

(c)	"BCBCA" means the Business Corporations Act (British Columbia);

(d)	"Business Day" means any day, other than a Saturday, Sunday, statutory holiday or any other day on which the principal chartered banks located in Vancouver, British Columbia are not open for business during normal banking hours;

(e)	"Closing" means the completion of the transactions contemplated herein;

(f)	"Closing Date" means, the date on which the Closing occurs which, in any event, will be no later than the Closing Deadline;

(g)	"Closing Deadline" means April 25, 2014 unless otherwise agreed to in writing by the Parties;

(h)	"CSE" means the Canadian Securities Exchange;

(i)	"EBI" means Experion Biotechnologies Inc., a British Columbia corporation;

(j)	"EBI Assets" means all assets, licenses, contracts, leases, equipment, property, goodwill and inventory of EBI, and includes all tangible things and intangible things owned by EBI as at the date of this Agreement, as previously disclosed to NVCI;

(k)	"EBI Information" has the meaning ascribed to it in section 6.1(c)(i);

(l)	"EBI Shares" means, collectively, the 125 Class "A" voting common shares of EBI and the 2,375 Class "B" non-voting common shares of EBI which are being acquired by NVCI pursuant to the terms of this Agreement;

(m)	"Governmental Entity" means any government, parliament, legislature, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation, court or other law, rule or regulation-making entity having jurisdiction or exercising executive, legislative, judicial, regulatory or administrative powers on behalf of any federation or nation, or any province, territory, state or other subdivision thereof or any municipality, district or other subdivision thereof;

(n)	"Governmental Order" means any order, writ, ruling, judgment, injunction, decree, stipulation, determination, award, directive or citation entered by or with any Governmental Entity;

(o)	"Indemnified Party" has the meaning ascribed to it in section 9.1;

(p)	"Indemnifying Party" has the meaning ascribed to it in section 9.1;

(q)	"Laws" means all statutes, codes, ordinances, regulations, statutory rules, published policies, published guidelines and terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, and the term "applicable" with respect to such Laws, and in the context that refers to one or more persons, means that such Laws apply to such person or persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the person or persons or its or their business, undertaking, property or securities (all references herein to a specific statute being deemed to include all applicable rules, regulations, rulings, orders and forms made or promulgated under such statute and the published policies and published guidelines of the Governmental Entity administering such statute) and will include the published rules and policies of the CSE;

(r)	"Loss" means losses, liabilities, damages, costs, charges and expenses and includes taxes, duties and tax costs;

(s)	"Material Adverse Effect" means, when used in connection with either Party, as applicable, any event, condition or change which individually or in the aggregate constitutes, or could reasonably be expected to have, a material adverse effect on their respective business assets, liabilities, condition (financial or otherwise) or results of operations taken as a whole on a consolidated basis; provided, however, that the determination of whether a material adverse effect has occurred will be made ignoring any event, change, fact or effect resulting from: (i) any generally applicable change or development in economic, regulatory, business or financial market conditions; (ii) any acts of terrorism or war; (iii) the execution or announcement of this Agreement; (iv) in respect of EBI, any breach of this Agreement by NVCI; and (v) in respect of NVCI, any breach of this Agreement by EBI;

(t)	"Material Contract" means all contracts or other obligations or rights (and all amendments, modifications and supplements thereto to which any Party is a party affecting the obligations of any Party thereunder) to which a Party is a party or by which any of their respective properties or assets are bound that are material to the business, properties or assets of a Party taken as a whole;

(u)	"Material Fact" has the meaning ascribed to it in the Securities Act;

(v)	"misrepresentation" has the meaning ascribed to it in the Securities Act;

(w)	"NVCI" means Northern Vine Canada Inc., a British Columbia corporation;

(x)	"NVCI Assets" means all assets, licenses, contracts, leases, equipment, property, goodwill and inventory of NVCI, and includes all tangible things and intangible things owned by NVCI as at the date of this Agreement, as previously disclosed to EBI;

(y)	"NVCI Information" has the meaning ascribed to it in section 7.1(c)(i);

(z)	"NVCI Shares" means the 6,275 common shares of NVCI which are being acquired by EBI pursuant to the terms of this Agreement;

(aa)	"Party" means either of NVCI or EBI, and "Parties" means both of them collectively;

(bb)	"person" means and includes an individual, corporation, partnership, firm, sole proprietorship, joint venture, venture capital or hedge fund, society, association, trust, unincorporated organization, estate, group, body corporate (including a limited liability company and an unlimited liability company), the Crown or any agency or instrumentality thereof or any other juridical entity, or any trustee, executor, administrator or other legal representative, Governmental Entity, syndicate or other entity, whether or not having legal status;

(cc)	"Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that permits a transaction to be implemented if a prescribed time lapses following the giving of notice without an objection being made) or any applicable Governmental Entity;

(dd)	"Securities Act" means the Securities Act (British Columbia);

(ee)	"Securities Authorities" means the CSE and any applicable securities commissions or similar regulatory authorities in Canada and each of the provinces and territories thereof;

(ff)	"Share Exchange" has the meaning ascribed to it in Recital A above; and

(gg)	"Taxes" means all present and future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Entity in the nature of a tax, including any interest, additions to tax and penalties applicable thereto.

1.2	Interpretation. In this Agreement, except as otherwise expressly provided:

(a)	the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions;

(b)	the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited to" or words of similar import is used with reference to that term);

(c)	any reference to a statute includes and is a reference to that statute and to the regulations made under that statute, with all amendments made to that statute and in force from time to time, and to any statute or regulations that may be passed that has the effect of supplementing or superseding that statute or those regulations;

(d)	except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian funds;

(e)	in the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action will be required to be taken on the next succeeding day which is a Business Day; and

(f)	where any matter is stated to be "to the knowledge" or "to the best of the knowledge" of NVCI or words to like effect in this Agreement, such will mean the actual knowledge of any of the senior officers of NVCI after due inquiry. Where any matter is stated to be "to the knowledge" or "to the best of the knowledge" of EBI or words to like effect in this Agreement, such will mean the actual knowledge of any of the senior officers of EBI after due inquiry.

2.	PURCHASE AND SALE OF SHARES VIA SHARE EXCHANGE

2.1	Purchase and Sale. Subject to the terms and conditions set out in this Agreement, NVCI agrees to sell and issue the NVCI Shares to EBI in consideration for EBI selling and issuing the EBI Shares to NVCI on the Closing Date, and EBI agrees to sell and issue the said EBI Shares to NVCI in consideration for NVCI selling and issuing the said NVCI Shares to EBI on the Closing Date.

2.2	Deemed Price. The deemed price of the NVCI Shares is $36,646. The deemed price of the EBI Shares is $36,646.

3.	REPRESENTATIONS AND WARRANTIES OF NVCI

3.1	NVCI hereby represents and warrants to EBI as follows and acknowledges that EBI is relying on such representations and warranties in connection with the transactions contemplated hereby:

(a)	NVCI is a corporation duly incorporated and validly existing and, with respect to the filing of annual reports, in good standing under the laws of the Province of British Columbia, and has all the requisite corporate capacity and authority to enter into this Agreement and to perform its obligations under this Agreement and to carry on its business and to own, lease and operate its business assets;

(b)	all necessary or required corporate measures, proceedings and actions of the directors NVCI and the shareholders of NVCI (if required) have been taken to authorize and enable NVCI to enter into and deliver this Agreement and to perform its obligations hereunder;

(c)	this Agreement has been duly executed and delivered on behalf of NVCI and constitutes, a legal, valid and binding obligation of NVCI enforceable against NVCI in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(d)	the performance of this Agreement and the completion of the transactions contemplated by this Agreement will not conflict with NVCI's constating documents or, to the best of NVCI's knowledge, of any agreement to which NVCI is a party, and will not violate any applicable securities laws or give any person any right to terminate or cancel any agreement or any right, license or other benefit enjoyed by NVCI, and will not result in the creation or imposition of any encumbrance of any nature in favour of a third party or against the NVCI Assets;

(e)	the registered capital of NVCI is:

(i)	an unlimited number of common shares without par value, of which 18,826 common shares are issued and outstanding as fully paid and non-assessable as at the date hereof;

(ii)	100,000 "A" Preferred 3% cumulative callable shares with a par value of $1.00/share, of which no shares are issued and outstanding as at the date hereof;

(iii)	200,000 "B" Preferred 5% cumulative callable shares with a par value of $1.00/share, of which no shares are issued and outstanding as at the date hereof; and

(iv)	200,000 "C" Preferred 5% cumulative callable shares with a par value of $1.00/share, of which no shares are issued and outstanding as at the date hereof,

and there are no other securities of NVCI issued or outstanding as at the date hereof;

(f)	NVCI is 100% owned by Abattis Bioceuticals Corp., a public company whose common shares are listed for trading on the Canadian Securities Exchange;

(g)	no person has any written or oral agreement or option or right capable of becoming an agreement:

(i)	to require NVCI to issue any securities or to convert or exchange any securities into or for shares of NVCI;

(ii)	for the purchase, subscription, allotment, or issuance of any of the unissued shares or other securities of NVCI; or

(iii)	to require NVCI to purchase, redeem or otherwise acquire any of NVCI's issued and outstanding shares or other securities;

(h)	other than as disclosed in writing to EBI, NVCI has good and marketable title to the NVCI Assets free and clear of any actual, pending or, to the best of the knowledge or belief of NVCI, threatened claims, liens or set-offs whatsoever, including without limitation any action, proceeding or investigation affecting title to the NVCI Assets, at law or in equity, before any court, administrative agency or Governmental Entity, to all of the NVCI Assets and to any properties, except those sold in the ordinary course of business during such period;

(i)	other than as disclosed to EBI in writing, NVCI has not granted or entered into any agreement, option, understanding or commitment or any encumbrance of or disposal of the NVCI Assets or an interest therein or any right or privilege capable of becoming an agreement or option with respect to the NVCI Assets and will not do so prior to the Closing Date;

(j)	no order ceasing or suspending trading in securities of NVCI or prohibiting the sale of securities by NVCI is currently in effect and to the best of NVCI's knowledge, information and belief, no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

(k)	there are no material facts or material information which exist, and there has been no material change in the capital, business, NVCI Assets, liabilities, obligations (absolute, accrued, contingent or otherwise), operations, condition (financial or otherwise), results of operations, financial position, capital or long-term debt, affairs or prospects of NVCI which have not been disclosed in writing to EBI;

(l)	other than as disclosed in writing to EBI as and set out in this Agreement, NVCI has conducted and is conducting its business in all material respects in full compliance with all applicable Laws, rules and regulations of each jurisdiction in which its business is carried on and holds all necessary licenses, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on as it is currently conducted and its property and NVCI Assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contains any burdensome term, provision, condition or limitation;

(m)	there are no known liabilities (whether accrued, absolute, contingent or otherwise) of NVCI of any kind whatsoever, and, to the best of the knowledge of NVCI, there is no basis for assertion against NVCI of any liabilities of any kind;

(n)	there is no indebtedness of NVCI that has not been disclosed to EBI, and NVCI has not guaranteed or agreed to guarantee any indebtedness of any person;

(o)	NVCI is not in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other tax return; and (i) all taxes, filing fees and other assessments due and payable or collectible from NVCI will have been paid or collected prior to the Closing Date; (ii) no claim for additional taxes, filing fees or other amounts and assessments due and payable or collectible from NVCI have been made or threatened which have not been collected; and (iii) to the best of the knowledge of NVCI, no such return contains any misstatement or conceals any statement that should have been included therein;

(p)	other than as disclosed to EBI in writing, NVCI is not a party to any Material Contract;

(q)	NVCI is not in material default under any written contract, engagement agreement, commitment or other instrument to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such a default and all such contracts engagement, agreements, commitments or other instruments are now in good standing and in full force and effect and NVCI is entitled to all rights and benefits thereunder;

(r)	the corporate records and minute books of NVCI contain substantially complete and accurate minutes of all meetings of the directors and shareholders of NVCI held since its incorporation and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of NVCI other than at a meeting, all such meetings having been duly called and held; the share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of NVCI are complete and accurate; and all eligible security transfer tax or similar tax payable in connection with the transfer of any securities of NVCI has been paid;

(s)	there is no basis for and there are no claims or other proceedings outstanding or pending or, to the best of NVCI's knowledge, threatened against or affecting NVCI at law or in equity or before or by any government authority;

(t)	except as disclosed in writing to EBI prior to the execution of this Agreement, NVCI has not entered into any agreement which would entitle any person to any valid claim against EBI or NVCI for a broker's commission, finder's fee or any like payment in respect of any matters contemplated by this Agreement;

(u)	other than as disclosed to EBI in writing, NVCI has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(v)	NVCI is not in violation of any federal, provincial, municipal or other law, regulation or order of any Government Entity;

(w)	there are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of NVCI;

(x)	no proceedings have been taken, are pending or authorized by NVCI or by any other person in respect of the bankruptcy, insolvency, liquidation or winding up of NVCI;

(y)	none of the foregoing representations, warranties and statements of fact contain any untrue statement of material fact or omit to state any material fact necessary to make any such statement, warranty or representation not misleading to EBI in seeking full information as to NVCI and its assets, properties, business and affairs; and

(z)	the foregoing representations and warranties are made by NVCI with the knowledge and expectation that EBI is placing complete reliance thereon. Such reliance will not be affected by any investigation or examination conducted by EBI or its representatives before or after the date of this Agreement.

3.2	In addition to the indemnification provisions set out in Article 9 below, NVCI indemnifies and agrees to indemnify EBI against, and must pay EBI an amount equal to, any Loss suffered or incurred by EBI in connection solely with a breach of any of warranties in section 3.1. For the avoidance of doubt, in respect of any breach of a warranty in section 3.1, Loss includes an amount that would be necessary to put EBI in the same position as if the warranty in section 3.1 had been true.

4.	REPRESENTATIONS AND WARRANTIES OF EBI

4.1	EBI hereby represents and warrants to NVCI as follows and acknowledges that NVCI is relying on such representations and warranties in connection with the transactions contemplated hereby:

(a)	EBI is a corporation duly incorporated and validly existing and, with respect to the filing of annual reports, in good standing under the laws of the Province of British Columbia, and has all the requisite corporate capacity and authority to enter into this Agreement and to perform its obligations under this Agreement and to carry on its business and to own, lease and operate its business assets;

(b)	all necessary or required corporate measures, proceedings and actions of the directors of EBI and the shareholders of EBI (if required) have been taken to authorize and enable EBI to enter into and deliver this Agreement and to perform its obligations hereunder;

(c)	this Agreement has been duly executed and delivered on behalf of EBI and constitutes, a legal, valid and binding obligation of EBI enforceable against EBI in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(d)	the performance of this Agreement and the completion of the transactions contemplated by this Agreement will not conflict with EBI's constating documents or, to the best of EBI's knowledge, of any agreement to which EBI is a party, and will not violate any applicable securities laws or give any person any right to terminate or cancel any agreement or any right, license or other benefit enjoyed by EBI, and will not result in the creation or imposition of any encumbrance of any nature in favour of a third party or against the EBI Assets;

(e)	the registered capital of EBI is:

(i)	an unlimited number of Class "A" voting common shares without par value, of which 375 shares are issued and outstanding as fully paid and non-assessable as at the date hereof;

(ii)	an unlimited number of Class "B" non-voting common shares without par value, of which 7125 shares are issued and outstanding as fully paid and non-assessable as at the date hereof,

(iii)	an unlimited number of Class "C" non-voting common shares without par value, of which no shares are issued and outstanding as at the date hereof,

(iv)	an unlimited number of Class "D" non-voting common shares without par value, of which no shares are issued and outstanding as at the date hereof,

(v)	an unlimited number of Class "E" non-voting common shares without par value, of which no shares are issued and outstanding as at the date hereof,

(vi)	an unlimited number of Class "F" non-voting preferred shares with a par value of $0.01/share, of which no shares are issued and outstanding as at the date hereof,

(vii)	an unlimited number of Class "G" non-voting preferred shares with a par value of $0.01/share, of which no shares are issued and outstanding as at the date hereof, and

(viii)	an unlimited number of Class "H" preferred shares with a par value of $0.01/share, of which no shares are issued and outstanding as at the date hereof,

and there are no other securities of EBI issued or outstanding as at the date hereof;

(f)	the Shareholders of EBI, as at the date hereof, are:

(i)	Steve Serenas (75 Class "A" voting common shares; 1 Class "B" non-voting common share);

(ii)	0809823 B.C. Ltd. (150 Class "A" voting common shares; 3,562 Class "B" non-voting common shares); and

(iii)	E&R Holdings Ltd. (150 Class "A" voting common shares; 3,562 Class "B" non-voting common shares);

(g)	no person has any written or oral agreement or option or right capable of becoming an agreement:

(i)	to require EBI to issue any securities or to convert or exchange any securities into or for shares of EBI;

(ii)	for the purchase, subscription, allotment, or issuance of any of the unissued shares or other securities of EBI; or

(iii)	to require EBI to purchase, redeem or otherwise acquire any of EBI's issued and outstanding shares or other securities;

(h)	other than as disclosed in writing to NVCI, EBI has good and marketable title to the EBI Assets free and clear of any actual, pending or, to the best of the knowledge or belief of EBI, threatened claims, liens or set-offs whatsoever, including without limitation any action, proceeding or investigation affecting title to the EBI Assets, at law or in equity, before any court, administrative agency or Governmental Entity, to all of the EBI Assets and to any properties, except those sold in the ordinary course of business during such period;

(i)	other than as disclosed to NVCI in writing, EBI has not granted or entered into any agreement, option, understanding or commitment or any encumbrance of or disposal of the EBI Assets or an interest therein or any right or privilege capable of becoming an agreement or option with respect to the EBI Assets and will not do so prior to the Closing Date;

(j)	no order ceasing or suspending trading in securities of EBI or prohibiting the sale of securities by EBI is currently in effect and to the best of EBI's knowledge, information and belief, no proceedings for this purpose have been instituted, are pending, contemplated or threatened;

(k)	there are no material facts or material information which exist, and there has been no material change in the capital, business, EBI Assets, liabilities, obligations (absolute, accrued, contingent or otherwise), operations, condition (financial or otherwise), results of operations, financial position, capital or long-term debt, affairs or prospects of EBI which have not been disclosed in writing to NVCI;

(l)	other than as disclosed in writing to NVCI as and set out in this Agreement, EBI has conducted and is conducting its business in all material respects in full compliance with all applicable Laws, rules and regulations of each jurisdiction in which its business is carried on and holds all necessary licenses, permits, approvals, consents, certificates, registrations and authorizations, whether governmental, regulatory or otherwise, to enable its business to be carried on as it is currently conducted and its property and EBI Assets to be owned, leased and operated, and the same are validly existing and in good standing and none of such licenses, permits, approvals, consents, certificates, registrations and authorizations contains any burdensome term, provision, condition or limitation;

(m)	there are no known liabilities (whether accrued, absolute, contingent or otherwise) of EBI of any kind whatsoever, and, to the best of the knowledge of EBI, there is no basis for assertion against EBI of any liabilities of any kind;

(n)	there is no indebtedness of EBI that has not been disclosed to NVCI, and EBI has not guaranteed or agreed to guarantee any indebtedness of any person;

(o)	EBI is not in arrears or in default in respect of the filing of any required federal, provincial or municipal tax or other tax return; and (i) all taxes, filing fees and other assessments due and payable or collectible from EBI will have been paid or collected prior to the Closing Date; (ii) no claim for additional taxes, filing fees or other amounts and assessments due and payable or collectible from EBI have been made or threatened which have not been collected; and (iii) to the best of the knowledge of EBI, no such return contains any misstatement or conceals any statement that should have been included therein;

(p)	other than as disclosed to NVCI in writing, EBI is not a party to any Material Contract;

(q)	EBI is not in material default under any written contract, engagement agreement, commitment or other instrument to which it is a party and there exists no state of facts which after notice or lapse of time or both would constitute such a default and all such contracts engagement, agreements, commitments or other instruments are now in good standing and in full force and effect and EBI is entitled to all rights and benefits thereunder;

(r)	the corporate records and minute books of EBI contain substantially complete and accurate minutes of all meetings of the directors and shareholders of EBI held since its incorporation and signed copies of all resolutions duly passed or confirmed by the directors or shareholders of EBI other than at a meeting, all such meetings having been duly called and held; the share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of EBI are complete and accurate; and all eligible security transfer tax or similar tax payable in connection with the transfer of any securities of EBI has been paid;

(s)	there is no basis for and there are no claims or other proceedings outstanding or pending or, to the best of EBI's knowledge, threatened against or affecting EBI at law or in equity or before or by any government authority;

(t)	except as disclosed in writing to NVCI prior to the execution of this Agreement, EBI has not entered into any agreement which would entitle any person to any valid claim against EBI or NVCI for a broker's commission, finder's fee or any like payment in respect of any matters contemplated by this Agreement;

(u)	other than as disclosed to NVCI in writing, EBI has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(v)	EBI is not in violation of any federal, provincial, municipal or other law, regulation or order of any Government Entity;

(w)	there are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of EBI;

(x)	no proceedings have been taken, are pending or authorized by EBI or by any other person in respect of the bankruptcy, insolvency, liquidation or winding up of EBI;

(y)	none of the foregoing representations, warranties and statements of fact contain any untrue statement of material fact or omit to state any material fact necessary to make any such statement, warranty or representation not misleading to NVCI in seeking full information as to EBI and its assets, properties, business and affairs; and

(z)	the foregoing representations and warranties are made by EBI with the knowledge and expectation that NVCI is placing complete reliance thereon. Such reliance will not be affected by any investigation or examination conducted by NVCI or its representatives before or after the date of this Agreement.

4.1	In addition to the indemnification provisions set out in Article 9 below, EBI indemnifies and agrees to indemnify NVCI against, and must pay NVCI an amount equal to, any Loss suffered or incurred by NVCI in connection solely with a breach of any of warranties in section.

4.2	For the avoidance of doubt, in respect of any breach of a warranty in section 4.1, Loss includes an amount that would be necessary to put NVCI in the same position as if the warranty in section 4.1 had been true.

5.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1	The representations and warranties made by the Parties and contained in this Agreement will continue in full force and effect for the benefit of the respective Party for a period of three years from the Closing Date.

5.2	After the expiration of the period of time referred to in section 5.1, each of the Parties will be released from any and all obligations and liabilities in respect of the representations and warranties made by them and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby, except with respect to any claims made by any of the Parties in writing prior to the expiration of such period.

6.	COVENANTS OF NVCI

6.1	NVCI hereby covenants and agrees with EBI as follows:

(a)	EBI and its directors, officers, auditors, counsel and other authorized representatives will be permitted to make such commercially reasonable investigations of the NVCI Assets and the business of NVCI and of its financial and legal condition as EBI reasonably deems necessary or desirable. If reasonably requested, NVCI will provide copies of the corporate records of NVCI, including the minute books, share ledgers and the records maintained in connection with the business of NVCI. Such investigations will not, however, affect or mitigate in any way the representations and warranties contained in this Agreement which representations and warranties will continue in full force and effect for the benefit of EBI;

(b)	NVCI will use its commercially reasonable best efforts to obtain from its directors and all appropriate Government Entities (if any), such approvals or consents as are required (if any) to complete the transactions contemplated in this Agreement;

(c)	(i)	NVCI will keep confidential any confidential information, trade secrets or confidential financial or business documents (collectively, the EBI Information") received by it from EBI concerning EBI, the EBI Assets or EBI's business and will not disclose such EBI Information to any third party; provided that any of such EBI Information may be disclosed to NVCI's directors, officers, employees, representatives and professional advisors who need to know such EBI Information in connection with the transactions contemplated hereby (provided NVCI will use all reasonable efforts to ensure that such directors, officers, employees, representatives and professional advisors keep confidential such EBI Information) and provided further that NVCI will not be liable for disclosure of EBI Information upon occurrence of one or more of the following events:

(A)	EBI Information becoming generally known to the public other than through a breach of this Agreement; or

(B)	EBI having provided prior written approval for such disclosure by NVCI;

(ii)	in the event this Agreement is terminated in accordance with the provisions hereof, NVCI will

(A)	use all reasonable efforts to ensure that all documents prepared or obtained in the course of its investigations of EBI, the EBI Assets or EBI's business and all copies thereof are either destroyed or returned to EBI so as to insure that, so far as possible, any EBI Information obtained during and as a result of such investigations by the directors, officers, employees, representatives and professional advisors of NVCI is not disseminated beyond those individuals concerned with such investigations; and

(B)	not directly or indirectly, use for its own purposes, any EBI Information, discovered or acquired by the directors, officers, employees, representatives and professional advisors of NVCI as a result of EBI making available to them such EBI Information; and

(iii)	the terms and conditions set out in this subsection 6.1(c) are in addition to, and not in lieu of, the terms and conditions contained in the Confidentiality and Non-Disclosure Agreement executed by the Parties and dated August 6, 2013;

(d)	NVCI will maintain its corporate status and comply with all applicable corporate and securities requirements (including any applicable filing requirements) prior to Closing;

(e)	NVCI will conduct its business in the ordinary and usual course consistent with its usual business practices and not make any significant changes to the nature or scale of any activity comprised in the business;

(f)	NVCI agrees to provide prompt and full disclosure to EBI of any material information, change or event in the business, operations, financial condition or other affairs of NVCI prior to Closing;

(g)	NVCI will not issue any shares or any other securities of NVCI prior to Closing, except with the prior written consent of EBI;

(h)	NVCI will not do any act or take any steps that would be in violation or contrary to corporate laws or any other applicable Laws in any material respect;

(i)	NVCI will use all reasonable efforts to satisfy each of the conditions precedent set out in this Agreement to be satisfied by it as soon as practical and in any event before the Closing Date, and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable that are commercially reasonable to permit the completion of the share exchange transaction contemplated herein, in accordance with the terms and conditions of this Agreement and applicable Laws; and

(j)	from and after the date of execution of this Agreement by NVCI until the termination of this Agreement, NVCI will not, without the prior written consent of EBI or except as otherwise permitted by this Agreement: (i) offer for sale or lease all or any portion of the NVCI Assets or any shares of NVCI; (ii) solicit offers to buy all or any portion of the NVCI Assets or any shares of NVCI; or (iii) enter into any agreement with any party (other than EBI) with respect to the sale, assignment, or other disposition of any of the NVCI Assets or any shares of NVCI and NVCI will promptly communicate to EBI the substance of any inquiry or proposal concerning any such transaction.

7.	COVENANTS OF EBI

7.1	EBI hereby covenants and agrees with NVCI as follows:

(a)	NVCI and its directors, officers, auditors, counsel and other authorized representatives will be permitted to make such commercially reasonable investigations of the EBI Assets and the business of EBI and of its financial and legal condition as NVCI reasonably deems necessary or desirable. If reasonably requested, EBI will provide copies of the corporate records of EBI, including the minute books, share ledgers and the records maintained in connection with the business of EBI. Such investigations will not, however, affect or mitigate in any way the representations and warranties contained in this Agreement which representations and warranties will continue in full force and effect for the benefit of NVCI;

(b)	EBI will use its commercially reasonable best efforts to obtain from its directors, shareholders and all appropriate Government Entities (if any), such approvals or consents as are required (if any) to complete the transactions contemplated in this Agreement;

(c)	(i)	EBI will keep confidential any confidential information, trade secrets or confidential financial or business documents (collectively, the "NVCI Information") received by it from NVCI concerning NVCI, the NVCI Assets or NVCI's business and will not disclose such NVCI Information to any third party; provided that any of such NVCI Information may be disclosed to EBI's directors, officers, employees, representatives and professional advisors who need to know such NVCI Information in connection with the transactions contemplated hereby (provided EBI will use all reasonable efforts to ensure that such directors, officers, employees, representatives and professional advisors keep confidential such NVCI Information) and provided further that EBI will not be liable for disclosure of NVCI Information upon occurrence of one or more of the following events:

(A)	NVCI Information becoming generally known to the public other than through a breach of this Agreement; or

(B)	NVCI having provided prior written approval for such disclosure by EBI;

(ii)	in the event this Agreement is terminated in accordance with the provisions hereof, EBI will

(A)	use all reasonable efforts to ensure that all documents prepared or obtained in the course of its investigations of NVCI, the NVCI Assets or NVCI's business and all copies thereof are either destroyed or returned to NVCI so as to insure that, so far as possible, any NVCI Information obtained during and as a result of such investigations by the directors, officers, employees, representatives and professional advisors of EBI is not disseminated beyond those individuals concerned with such investigations; and

(B)	not directly or indirectly, use for its own purposes, any NVCI Information, discovered or acquired by the directors, officers, employees, representatives and professional advisors of EBI as a result of NVCI making available to them such NVCI Information; and

(iii)	the terms and conditions set out in this subsection 7.1(c) are in addition to, and not in lieu of, the terms and conditions contained in the Confidentiality and Non-Disclosure Agreement executed by the Parties and dated August 6, 2013;

(d)	EBI will maintain its corporate status and comply with all applicable corporate and securities requirements (including any applicable filing requirements) prior to Closing;

(e)	EBI will conduct its business in the ordinary and usual course consistent with its usual business practices and not make any significant changes to the nature or scale of any activity comprised in the business;

(f)	EBI agrees to provide prompt and full disclosure to NVCI of any material information, change or event in the business, operations, financial condition or other affairs of EBI prior to Closing;

(g)	EBI will not issue any shares or any other securities of EBI prior to Closing, except with the prior written consent of NVCI;

(h)	EBI will not do any act or take any steps that would be in violation or contrary to corporate laws or any other applicable Laws in any material respect;

(i)	EBI will use all reasonable efforts to satisfy each of the conditions precedent set out in this Agreement to be satisfied by it as soon as practical and in any event before the Closing Date, and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable that are commercially reasonable to permit the completion of the share exchange transaction contemplated herein, in accordance with the terms and conditions of this Agreement and applicable Laws; and

(j)	from and after the date of execution of this Agreement by EBI until the termination of this Agreement, EBI will not, without the prior written consent of NVCI or except as otherwise permitted by this Agreement: (i) offer for sale or lease all or any portion of the EBI Assets or any shares of EBI; (ii) solicit offers to buy all or any portion of the EBI Assets or any shares of EBI; or (iii) enter into any agreement with any party (other than NVCI) with respect to the sale, assignment, or other disposition of any of the EBI Assets or any shares of EBI and EBI will promptly communicate to NVCI the substance of any inquiry or proposal concerning any such transaction.

8.	ACKNOWLEDGEMENTS OF THE PARTIES

8.1	NVCI acknowledges that the EBI Shares will be issued to it pursuant to prospectus and registration exemptions provided under the National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators and that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the EBI Shares to be acquired by it pursuant to this Agreement;

(b)	there is no government or other insurance covering the EBI Shares;

(c)	there are risks associated with the acquisition of the EBI Shares; and

(d)	EBI has advised NVCI that EBI is relying on an exemption from the requirements to provide NVCI with a prospectus and to sell securities through a person registered to sell securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to NVCI.

8.2	EBI acknowledges that the NVCI Shares will be issued to it pursuant to prospectus and registration exemptions provided under the National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators and that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the NVCI Shares to be acquired by it pursuant to this Agreement;

(b)	there is no government or other insurance covering the NVCI Shares;

(c)	there are risks associated with the acquisition of the NVCI Shares; and

(d)	NVCI has advised EBI that NVCI is relying on an exemption from the requirements to provide EBI with a prospectus and to sell securities through a person registered to sell securities under the Securities Act and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to EBI.

8.3	The Parties acknowledge and agree with each other that:

(a)	the EBI Shares issued to NVCI and the NVCI Shares issued to EBI pursuant to this Agreement will be subject to statutory imposed resale restrictions, resale restrictions imposed by the constating documents of each of EBI and NVCI, respectively, and resale restrictions imposed by shareholders agreements relating to each of EBI and NVCI, respectively; and

(b)	a legend will be endorsed on each of the certificates representing the EBI Shares issued to NVCI and the NVCI Shares issued to EBI pursuant to this Agreement, in the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE ALTER OF (I) [insert the Closing Date], AND (II) THE DATE THE ISSUE BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA"

and

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL THE TERMS AND CONDITIONS OF A UNANIMOUS SHAREHOLDER AGREEMENT MADE AS OF [insert the Closing Date], AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT."

9.	INDEMNIFICATION

9.1	Subject to section 9.2, NVCI hereby covenants and agrees with EBI, and EBI hereby covenants and agrees with NVCI (the Party covenanting and agreeing to indemnify the other Party under this Article 9 is hereinafter referred to as the "Indemnifying Party" and the Party being indemnified by the other Party under this section 9.1 is hereinafter referred to as the "Indemnified Party") to indemnify and save harmless the Indemnified Party from and against any claims which may be made or brought against the Indemnified Party or which it may suffer or incur as a result of, or arising out of any non-fulfillment of any covenant or agreement on the part of the Indemnifying Party under this Agreement or any incorrectness in or breach of any representation or warranty of the Indemnifying Party contained in this Agreement.

9.2	The indemnification obligations of each of the Parties pursuant to section 9.1 will be subject to the following:

(a)	the applicable limitation mentioned in Article 5 respecting the survival of the representations and warranties; and

(b)	an Indemnifying Party will not be required to indemnify an Indemnified Party until the aggregate claims sustained by that Indemnified Party exceeds a value of $5,000, in which case, the Indemnifying Party will be obligated to the Indemnified Party for all claims.

9.3	The following provisions will apply to any claims for which an Indemnifying Party may be obligated to indemnify an Indemnified Party pursuant to this Agreement:

(a)	upon receipt from a third party by the Indemnified Party of notice of a claim or the Indemnified Party becoming aware of a claim in respect of which the Indemnified Party proposes to demand indemnification from the Indemnifying Party, the Indemnified Party will give notice to that effect to the Indemnifying Party with reasonable promptness, provided that failure to give such notice will not relieve the Indemnifying Party from any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party is prejudiced thereby;

(b)	in the case of claims arising from third parties, the Indemnifying Party will have the right by notice to the Indemnified Party not later than 30 days after receipt of the notice described in section 9.3(a) above to assume the control of the defense, compromise or settlement of the claims, provided that such assumption will, by its terms, be without costs to the Indemnified Party and the Indemnifying Party will at the Indemnified Party's request furnish it with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defense, compromise or settlement;

(c)	upon the assumption of control by the Indemnifying Party as aforesaid, the Indemnifying Party will diligently proceed with the defense, compromise or settlement of the claims at its sole expense, including employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party will co-operate fully, but at the expense of the Indemnifying Party, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are necessary to enable the Indemnifying Party to conduct such defense; provided always that the Indemnified Party will be entitled to reasonable security from the Indemnifying Party for any expense, costs or other liabilities to which it may be or may become exposed by reason of such co-operation;

(d)	the final determination of any such claims arising from third parties, including all related costs and expenses, will be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such claims against the Indemnifying Party hereunder; and

(e)	should the Indemnifying Party fail to give notice to the Indemnified Party as provided in section 9.3(b) above, the Indemnified Party will be entitled to make such settlement of the claims as in its sole discretion may appear reasonably advisable, and such settlement or any other final determination of the claims will be binding upon the Indemnifying Party.

10.	CONDITIONS PRECEDENT

10.1	Mutual Conditions Precedent. Completion of the Share Exchange is subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the mutual benefit of the Parties and may be waived by the Parties, jointly, in writing:

(a)	there will not be in force any injunction, order or decree which constitutes or if the Share Exchange was consummated would constitute a Material Adverse Effect; and

(b)	there will not exist any prohibition or law against the completion of the Share Exchange and there will not be enacted, promulgated or applied any Governmental Order to enjoin, prohibit or impose any material limitations or conditions on such Share Exchange.

The conditions set forth above in this section 10.1 are for the mutual benefit of the Parties and unless satisfied or waived by both Parties, in writing prior to the Closing Deadline, either Party may terminate this Agreement by written notice to the other Party.

10.2	Conditions Precedent for the Benefit of NVCI. The obligation of NVCI to complete the Share Exchange with EBI is subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of NVCI and may be waived, in whole or in part, by NVCI in its sole discretion:

(a)	the representations and warranties of EBI contained in this Agreement will have been true and correct as of the date of this Agreement and will be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, save and except in any case which would not have a Material Adverse Effect;

(b)	all covenants of EBI contained in this Agreement have either been complied with or will be complied with by the Closing Date, and if they have been complied with, they will continue to be complied with up until the Closing Date;

(c)	all required approvals, consents and authorizations of third parties in respect of the Share Exchange will have been obtained on terms acceptable to NVCI, acting reasonably;

(d)	all proceedings, including approval of the board of directors of EBI and the shareholders of EBI (if required) and all other necessary corporate proceedings, to be taken in connection with the Share Exchange will be satisfactory in form and substance to NVCI, acting reasonably, and NVCI will have received copies of all instruments and other evidence as it may reasonably request in order to establish the closing of such Share Exchange and the taking of all necessary proceedings in connection therewith;

(e)	no action or proceeding will be pending or threatened by any person (other than NVCI) in any jurisdiction, to enjoin, restrict or prohibit the completion of the Share Exchange or the right of EBI to conduct its business after the Closing Date on substantially the same basis as operated immediately prior to the date hereof and no action, suit or legal proceeding will have been taken before or by any Governmental Entity or by any person that would, if successful, have a Material Adverse Effect on EBI;

(f)	the Parties will have successfully negotiated the terms of a shareholders' agreement to be executed by all of the shareholders of EBI (including NVCI) concurrent with the Closing; and

(g)	since the date of this Agreement, there will have been no Material Adverse Effect with respect to EBI, or any event, concurrence or development, including the commencement of any action, suit or other legal proceeding which would reasonably be expected to have a Material Adverse Effect on EBI.

The conditions set forth above in this section 10.2 are for the exclusive benefit of NVCI and unless satisfied or waived by NVCI in writing prior to the Closing Deadline, NVCI may terminate this Agreement by written notice to EBI.

10.3	Conditions Precedent for the Benefit of EBI. The obligation of EBI to complete the Share Exchange with NVCI is subject to the following conditions to be fulfilled or performed on or prior to the Closing Date, which conditions are for the exclusive benefit of EBI and may be waived, in whole or in part, by EBI in its sole discretion:

(a)	the representations and warranties of NVCI contained in this Agreement will have been true and correct as of the date of this Agreement and will be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, save and except in any case which would not have a Material Adverse Effect;

(b)	all covenants of NVCI contained in this Agreement have either been complied with or will be complied with by the Closing Date, and if they have been complied with, they will continue to be complied with up until the Closing Date;

(c)	all required approvals, consents and authorizations of third parties in respect of the Share Exchange will have been obtained on terms acceptable to EBI, acting reasonably;

(d)	all proceedings, including approval of the board of directors of NVCI and the shareholders of NVCI (if required) and all other necessary corporate proceedings, to be taken in connection with the Share Exchange will be satisfactory in form and substance to EBI, acting reasonably, and EBI will have received copies of all instruments and other evidence as it may reasonably request in order to establish the closing of such Share Exchange and the taking of all necessary proceedings in connection therewith;

(e)	no action or proceeding will be pending or threatened by any person (other than EBI) in any jurisdiction, to enjoin, restrict or prohibit the completion of the Share Exchange or the right of NVCI to conduct its business after the Closing Date on substantially the same basis as operated immediately prior to the date hereof and no action, suit or legal proceeding will have been taken before or by any Governmental Entity or by any person that would, if successful, have a Material Adverse Effect on EBI;

(f)	the Parties will have successfully negotiated the terms of a shareholders' agreement to be executed by all of the shareholders of NVCI (including EBI) concurrent with the Closing; and

(g)	since the date of this Agreement, there will have been no Material Adverse Effect with respect to NVCI, or any event, concurrence or development, including the commencement of any action, suit or other legal proceeding which would reasonably be expected to have a Material Adverse Effect on NVCI.

The conditions set forth above in this section 10.3 are for the exclusive benefit of EBI and unless satisfied or waived by EBI in writing prior to the Closing Deadline, EBI may terminate this Agreement by written notice to NVCI.

11.	CLOSING DATE

11.1	Closing. The Closing of the transactions contemplated in this Agreement will be completed at the offices of K MacInnes Law Group, Suite 1100 - 736 Granville Street, Vancouver, BC V6Z 1G3 at 10:00 a.m. (Vancouver time) on the Closing Date, or at such other time and place as may be mutually agreed upon by the Parties.

12.	DELIVERIES ON CLOSING

12.1	By NVCI. On Closing, NVCI will deliver or cause to be delivered to EBI, the following documents:

(a)	a certificate representing 6,275 NVCI Shares issued in the name of EBI;

(b)	a certificate of an officer of NVCI confirming the matters set out in subsections 10.3(b) and (c);

(c)	a certified true copy of duly executed resolutions of the board of directors of NVCI authorizing the Share Exchange and the issuance of the NVCI Shares to EBI pursuant to the terms of this Agreement;

(d)	a unanimous shareholders agreement relating to EBI, duly executed by NVCI as shareholder of EBI;

(e)	a Consent to Act as a Director of EBI, duly executed by NVCI's nominee to the Board of EBI; and

(f)	a certified true copy of duly executed resolutions of all of the shareholders of NVCI electing a nominee of EBI's to the board of directors of NVCI.

12.2	By EBI. On Closing, EBI will deliver or cause to be delivered to NVCI, the following documents:

(a)	a certificate representing 125 Class "A" voting common shares of EBI issued in the name of NVCI;

(b)	a certificate representing 2,375 Class "B" non-voting common shares of EBI issued in the name of NVCI;

(c)	a certificate of an officer of EBI confirming the matters set out in subsections 10.2(b) and (c);

(d)	a certified true copy of duly executed resolutions of the board of directors of EBI authorizing the Share Exchange and the issuance of the EBI Shares to NVCI pursuant to the terms of this Agreement;

(e)	a unanimous shareholders agreement relating to NVCI, duly executed by EBI as shareholder of NVCI;

(f)	a Consent to Act as a Director of NVCI, duly executed by EBI'S nominee to the Board of NVCI; and

(g)	a certified true copy of duly executed resolutions of all of the shareholders of EBI electing a nominee of NVCI's to the board of directors of EBI.

13.	TERMINATION

13.1	Termination Rights. This Agreement may, by notice in writing given prior to or on the Closing Date, be terminated:

(a)	by mutual consent of the Parties;

(b)	by either Party in accordance with section 10.1;

(c)	by NVCI in accordance with section 10.2; or

(d)	by EBI in accordance with section 10.3.

13.2	Effect of Termination. If this Agreement is terminated in accordance with section 13.1, all obligations of the Parties under this Agreement will terminate, except each Party's obligations under subsections 6.1(c) and 7.1(c), Article 15 and this section 13.2. Nothing in this Article 13 will limit or affect any other rights or causes of action the Parties may have under Article 9. If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of that Party's rights of termination in the event of non-fulfillment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part by the other Party.

14.	DISPUTE RESOLUTION

14.1	If any question, difference or dispute shall arise between the Parties or any of them in respect of any matter arising under this Agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

(a)	the Party sharing one side of the dispute shall name an arbitrator and give notice thereof to the Party sharing the other side of the dispute;

(b)	the Party sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an arbitrator; and

(c)	the two arbitrators so named shall, within 15 days of the naming of the latter of them, select a third arbitrator.

The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them.  If the Parties on either side of the dispute fail to name their arbitrator within the time limited or proceed with the arbitration, then the sole arbitrator named may decide the question.  The arbitration shall be conducted in accordance with the provisions of the Commercial Arbitration Act of British Columbia, as amended, and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all the Parties and from which there shall be no appeal.  The rules and procedures for the arbitration shall be procedures established by the Commercial Arbitration Act, or as may be determined by the arbitration panel, and the appointing authority, if the two arbitrators appointed under sections 13.1(a) and 13.1(b) cannot agree on the third arbitrator, shall be the Supreme Court of British Columbia.  The place of arbitration shall be Vancouver, British Columbia, Canada.

In the event that the Party on one side of the dispute alleges a default or breach which the other side denies, or a failure to satisfactorily cure a default, then the arbitrator or a majority of the arbitrators may make an order to relieve against forfeiture or set out the required terms to cure the default. An arbitrator or majority of the arbitrators may award injunctive relief, and shall also decide matters including the cost of the arbitration. A sole arbitrator is or majority of the arbitrators are authorized and instructed to award costs on a solicitor own client or special costs basis, as warranted, to the successful Party in connection with any arbitration. In the event a Party fails or is otherwise unable to pay its share of any costs under this provision, the other Party is hereby authorized but not obligated to make that payment and deduct the same from any money claimed owed by the respondent, or treat such advance as a demand loan, with interest at the prime rate or reference rate for commercial loans in effect from time to time quoted by the Royal Bank of Canada plus 2% per annum, compounding annually until paid, and payable on demand.

15.	EXPENSES

15.1	Responsibility for Own Costs. Each Party will be responsible for its own legal and other fees and other charges incurred in connection with the preparation of this Agreement, all negotiations between the Parties and the consummation of the transactions contemplated hereby.

16.	GENERAL

16.1	Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. Neither of the Parties will be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements, or understandings not specifically set forth in this Agreement. The Parties further acknowledge and agree that, in entering into this Agreement, they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement.

For clarity, the Parties acknowledge that the Confidentiality and Non-Disclosure Agreement executed by the Parties and dated August 6, 2013 is separate and apart from this Agreement and will remain in full force and effect according to its terms, notwithstanding the execution of this Agreement.

16.2	Binding Agreement. This Agreement does not become effective and binding until it has been executed and delivered by all parties.

16.3	Time of Essence. Time will be of the essence hereof.

16.4	Enurement. This Agreement will enure to the benefit of and be binding upon each of the Parties and their successors and liquidators, as the case may be, and permitted assigns.

16.5	Assignment. This Agreement will not be assigned by any Party without the prior written consent of the other Party.

16.6	Amendments. This Agreement may, at any time and from time to time not later than the Closing Date, be amended by mutual agreement of the Parties in writing.

16.7	Severability. If any provision or part of this Agreement is determined by any court or other judicial or administrative body of competent jurisdiction to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect.

16.8	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, excluding the conflict of laws principles thereof and without reference to the laws of any other jurisdiction.

16.9	Notices. Any notices required or permitted to be given under this Agreement will be in writing and will be duly and properly given and received if delivered, faxed or sent by electronic transmission by e-mail, in each case addressed to the intended recipient at its respective address appearing below (or at such other address as a Party may from time to time designate by notice in writing to the other Party in accordance with this section 15.10), and any such notice will be deemed to have been given and received, if delivered, when delivered to such address, and if faxed or e-mailed, on the next Business Day after the transmission of the same:

(a)	in the case of notice to NVCI:

Suite 1000 - 355 Burrard Street

Vancouver, British Columbia, Canada V6C 2G8

Attention: President

Tel: 604.538-6650

E-mail: mike.withrow@abattis.com

Fax: 604.538-6658

with a copy to:

K MacInnes Law Group

Suite 1100 - 736 Granville Street

Vancouver, BC V6Z 1G3

Attention: Ms. Kathleen MacInnes

Tel: 604.633-4896

E-mail: kmacinnes@macinneslaw.com

Fax: 604.633-4897

(b)	in the case of notice to EBI:

105 - 33425 Maclure Road

Abbotsford, BC V2S 6V5

Attention: President

E-mail: info.experion@gmail.com

16.10	Waiver. Any Party hereto which is entitled to the benefits of this Agreement may, and has the right to, unless otherwise provided, waive any term or condition hereof at any time on or prior to the Closing Date, provided however that such waiver will be evidenced by written instrument duly executed on behalf of such Party.

16.11	Remedies Cumulative. The rights and remedies of the Parties under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by any Party hereto of any right or remedy for default or breach of any term, covenant or condition of this Agreement does not waive, alter, affect or prejudice any other right or remedy to which such Party may be lawfully entitled for the same default or breach.

16.12	Independent Legal Advice. The Parties agree and acknowledge that this Agreement has been prepared by K MacInnes Law Group, who act solely for NVCI with respect to this Agreement and who offer no legal advice to EBI and that K MacInnes Law Group and the Company have requested that the EBI seek and obtain independent legal advice in connection with the review and execution of this Agreement, if required.

16.13	Counterparts. This Agreement may be signed by facsimile, pdf e-mail attachment or original and executed in any number of counterparts, and each executed counterpart will be considered to be an original. All executed counterparts taken together will constitute one agreement.

IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.

NORTHERN VINE CANADA INC.

Per:	/s/ Mike Withrow
Authorized signature

EXPERION BIOTECHNOLOGIES INC.

Per:	/s/ Sean McNeil
Authorized signature